Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Third Quarter Fiscal 2023 Financial Results

• Net Sales $50.9 Million • Gross Margin 47.1% (+ 130 Basis Points)

•
E-commerce Sales $24.5 Million -- Traditional Sales $26.4 Million
•
Operating Cash Flow of $18.1 Million

COLUMBIA, Mo., March 9, 2023 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the third quarter of fiscal 2023 ended January 31, 2023.

Third Quarter Fiscal 2023 Financial Highlights

•
Quarterly net sales were $50.9 million, a decrease of $19.2 million, or 27.4%, compared with net sales of $70.1 million for the comparable quarter last year. E-commerce channel net sales of $24.5 million declined 30.8% from the comparable quarter last year, resulting primarily from reduced demand in the Shooting Sports category. Despite the year-over-year decline, e-commerce net sales benefitted from a 37.5% increase in direct-to-consumer sales, which are primarily in the Outdoor Lifestyle category, and which include sales resulting from the acquisition of Grilla Grills. Traditional channel net sales of $26.4 million declined 23.9% from the comparable quarter last year, reflecting the impact of lower foot traffic at retail and retailers’ efforts to reduce their overall inventory levels, as well as lower shooting sports sales to OEM customers. Compared with pre-COVID levels in the third quarter of fiscal 2020, total net sales grew 17.4%, while e-commerce channel net sales grew by 53.9% and traditional channel net sales declined by 3.7%.
•
Quarterly gross margin was 47.1%, an increase of 130 basis points, compared with quarterly gross margin of 45.8% for the comparable quarter last year.
•
Quarterly GAAP net loss was $2.9 million, or $0.21 per diluted share, compared with net income of $3.8 million, or $0.27 per diluted share, for the comparable quarter last year.
•
Quarterly non-GAAP net income was $1.7 million, or $0.13 per diluted share, compared with non-GAAP net income of $7.4 million, or $0.52 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, stockholder cooperation agreement costs, and facility consolidation costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Quarterly Adjusted EBITDAS was $3.3 million, or 6.4% of net sales, compared with $10.5 million, or 15.0% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Brian Murphy, President and Chief Executive Officer, said, “In the third quarter, we addressed ongoing uncertainty in the macroeconomic environment while remaining focused on the future, investing in our long-term growth, managing the elements within our control, and delivering a number of important operational and financial achievements.”

“While net sales in our third quarter declined year-over-year as retailer destocking initiatives and consumer challenges persisted, they grew 17.4% over pre-pandemic levels. Our direct-to-consumer business, which largely consists of our Outdoor Lifestyle brands, delivered year-over-year growth of over 37%. We consider our direct-to-consumer sales to be one gauge of how well our brands are resonating with consumers, since those sales are not typically impacted by retailers’ inventory levels or limited open-to-buy dollars. Our direct-to-consumer sales also include sales of MEAT! Your Maker meat processing equipment and Grilla outdoor cooking products, which are sold exclusively, direct-to-consumer, and which, together, generated over 14% of our total net sales and helped our Outdoor Lifestyle category generate 55.6% of our total net sales in the quarter and growth of 39.1% over the pre-pandemic third quarter of fiscal 2020. Innovation remains a key element in our long-term strategy, and new products launched within the past two years generated nearly 24% of our third quarter net sales. Our Dock & Unlock™ process continues to fuel innovation, and during the quarter we launched an array of internally developed new products, most of which incorporate proprietary features, and that together represent opportunities to enter new product categories and expand our product lines and distribution channels.”

“While we address the dynamics of the current environment, we continue to invest in our long-term strategy, which includes leveraging our business model. During the quarter, we expanded the lease at our Columbia, Missouri headquarters and distribution center, effective January 1, 2024. The agreement will provide us full use of the building’s 632,000 square feet of warehouse and office space, and we believe it offers us a potential opportunity to enhance operational efficiencies in the near-term by optimizing the consolidations we have completed over the past six months. It also provides us with additional capacity, a benefit that aligns with our long-term plan to grow organically and through strategic acquisitions. Furthermore, during the quarter, we took the final steps in our ERP implementation and move to Microsoft D365, a platform that we expect to yield enhanced capabilities and improved analytics as we grow. After the close of the quarter, we successfully went live with D365, as planned, and on budget. The success of this important, strategic initiative is due to the hard work and dedication of our ERP implementation team and employees across the organization.”

Andrew Fulmer, Chief Financial Officer, said, “We continued to fortify our balance sheet in the third quarter, demonstrating effective capital deployment while making important strategic investments to support future growth. With robust operating cash flow in the quarter of $18.1 million, including an inventory reduction of $5.9 million, we paid down $10.0 million on our line of credit and repurchased over $1.8 million of our stock. We ended the quarter with a cash balance of $21.7 million and only $10.0 million outstanding on our line of credit.”

“Turning to our outlook, we believe that our brands remain well-positioned to capitalize on positive, long-term consumer outdoor participation trends. However, we also believe that retailers and distributors remain cautious regarding their inventory levels and that consumer spending patterns are likely to remain challenging in the short-term. As a result, we now believe that our net sales for fiscal 2023 could exceed pre-pandemic fiscal 2020 net sales by as much as 13%. We also believe our solid financial position enables us to continue executing on our long-term strategic plan as we invest in our business, return capital to stockholders, and address the exciting growth opportunities we have identified for our company,” concluded Fulmer.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Conference Call and Webcast

The Company will host a conference call and webcast today, March 9, 2023, to discuss its third quarter fiscal 2023 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) facility consolidation costs, (iv) technology implementation, (v) acquisition costs, (vi) stockholder cooperation agreement costs, (vii) income tax adjustments, (viii) interest expense, (ix) income tax benefit/expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The Company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that the expansion of the lease at our Columbia, Missouri headquarters and distribution center will offer us a potential opportunity to enhance operational efficiencies in the near-term by optimizing the consolidations and our belief that the expansion positions us with additional capacity, a benefit that aligns with our long-term plan to grow organically and through strategic acquisitions; our expectation that the move to Microsoft D365 will yield enhanced capabilities and improved analytics as we grow; our belief that the D365 implementation is on budget; our belief that our brands remain well-positioned to capitalize on positive, long-term consumer outdoor participation trends; our belief that retailers and distributors remain cautious regarding their inventory levels and that consumer spending patterns are likely to remain challenging in the short-term; our belief that our net sales for fiscal 2023 could exceed pre-pandemic fiscal 2020 net sales by as much as 13%; our belief our solid financial position enables us to continue executing on our long-term strategic plan, as we invest in our business, return capital to stockholders, and address the exciting growth opportunities we have identified for our company. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	January 31, 2023 (Unaudited)	April 30, 2022
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$21,710	$19,521
Accounts receivable, net of allowance for credit losses of $142 on January 31, 2023 and $129 on April 30, 2022	25,142	28,879
Inventories	105,512	121,683
Prepaid expenses and other current assets	9,663	8,491
Income tax receivable	1,414	1,231
Total current assets	163,441	179,805
Property, plant, and equipment, net	9,791	10,621
Intangible assets, net	55,044	63,194
Right-of-use assets	24,593	23,884
Other assets	293	336
Total assets	$253,162	$277,840
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,075	$13,563
Accrued expenses	10,095	7,853
Accrued payroll, incentives, and profit sharing	2,780	3,786
Lease liabilities, current	1,126	1,803
Total current liabilities	24,076	27,005
Notes and loans payable	9,599	24,697
Lease liabilities, net of current portion	24,298	23,076
Other non-current liabilities	31	31
Total liabilities	58,004	74,809
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,369,455 shares issued and 13,256,830 shares outstanding on January 31, 2023 and 14,240,290 shares issued and 13,403,326 outstanding on April 30, 2022	14	14
Additional paid in capital	271,276	268,393
Retained deficit	(58,539)	(50,351)
Treasury stock, at cost (1,112,625 shares on January 31, 2023 and 836,964 shares on April 30, 2022)	(17,593)	(15,025)
Total equity	195,158	203,031
Total liabilities and equity	$253,162	$277,840

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2023	2022	2023	2022
Net sales	$50,894	$70,105	$149,006	$201,633
Cost of sales	26,905	38,010	80,015	107,518
Gross profit	23,989	32,095	68,991	94,115
Operating expenses:
Research and development	1,575	1,377	4,887	4,354
Selling, marketing, and distribution	14,522	15,627	40,226	44,490
General and administrative	10,893	10,366	32,575	31,020
Total operating expenses	26,990	27,370	77,688	79,864
Operating (loss)/income	(3,001)	4,725	(8,697)	14,251
Other income, net:
Other income, net	226	258	1,052	1,004
Interest expense, net	(213)	(68)	(641)	(167)
Total other income, net	13	190	411	837
(Loss)/Income from operations before income taxes	(2,988)	4,915	(8,286)	15,088
Income tax (benefit)/expense	(125)	1,149	(98)	3,282
Net (loss)/income	$(2,863)	$3,766	$(8,188)	$11,806
Net (loss)/income per share:
Basic	$(0.21)	$0.27	$(0.61)	$0.84
Diluted	$(0.21)	$0.27	$(0.61)	$0.82
Weighted average number of common shares outstanding:
Basic	13,331	14,054	13,413	14,091
Diluted	13,331	14,205	13,413	14,332

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended January 31,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(8,188)	$11,806
Adjustments to reconcile net income to net cash provided by/ (used in) operating activities:
Depreciation and amortization	12,556	12,550
Loss on sale/disposition of assets	94	127
Provision for (benefit from) credit losses on accounts receivable	12	(8)
Deferred income taxes	—	63
Stock-based compensation expense	2,900	2,336
Changes in operating assets and liabilities:
Accounts receivable	3,725	(7,851)
Inventories	16,171	(45,275)
Accounts payable	(2,767)	3,789
Accrued liabilities	1,236	63
Other	(1,476)	(3,786)
Net cash provided by/(used in) operating activities	24,263	(26,186)
Cash flows from investing activities:
Payments to acquire patents and software	(3,036)	(1,937)
Proceeds from sale of property and equipment	30	—
Payments to acquire property and equipment	(1,225)	(2,774)
Net cash used in investing activities	(4,231)	(4,711)
Cash flows from financing activities:
Payments on notes and loans payable	(15,170)	—
Payments to acquire treasury stock	(2,568)	(7,011)
Cash paid for debt issuance costs	(88)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	287	413
Payment of employee withholding tax related to restricted stock units	(304)	(528)
Net cash used in financing activities	(17,843)	(7,126)
Net increase/(decrease) in cash and cash equivalents	2,189	(38,023)
Cash and cash equivalents, beginning of period	19,521	60,801
Cash and cash equivalents, end of period	$21,710	$22,778
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$597	$114
Income taxes	$86	$3,792

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended January 31,			For the Nine Months Ended January 31,
	2023	2022		2023		2022
GAAP gross profit	$23,989	$32,095		$68,991		$94,115
Facility consolidation costs	198	—		356		—
Non-GAAP gross profit	$24,187	$32,095		$69,347		$94,115

GAAP operating expenses	$26,990	$27,370		$77,688		$79,864
Amortization of acquired intangible assets	(3,074)	(3,428)		(9,224)		(10,284)
Stock compensation	(1,065)	(920)		(2,900)		(2,336)
Facility consolidation costs	(350)	—		(484)		—
Technology implementation	(543)	(460)		(1,585)		(1,619)
Acquisition costs	—	—		(47)		—
Stockholder cooperation agreement costs	—	—		(1,177)		—
Other	—	(22)		—		(40)
Non-GAAP operating expenses	$21,958	$22,540		$62,271		$65,585

GAAP operating (loss)/income	$(3,001)	$4,725		$(8,697)		$14,251
Amortization of acquired intangible assets	3,074	3,428		9,224		10,284
Stock compensation	1,065	920		2,900		2,336
Facility consolidation costs	548	—		840		—
Technology implementation	543	460		1,585		1,619
Acquisition costs	—	—		47		—
Stockholder cooperation agreement costs	—	—		1,177		—
Other	—	22		—		40
Non-GAAP operating income	$2,229	$9,555		$7,076		$28,530

GAAP net (loss)/income	$(2,863)	$3,766		$(8,188)		$11,806
Amortization of acquired intangible assets	3,074	3,428		9,224		10,284
Stock compensation	1,065	920		2,900		2,336
Facility consolidation costs	548	—		840		—
Technology implementation	543	460		1,585		1,619
Acquisition costs	—	—		47		—
Stockholder cooperation agreement costs	—	—		1,177		—
Other	—	22		—		40
Income tax adjustments	(641)	(1,208)		(1,819)		(3,570)
Non-GAAP net income	$1,726	$7,388		$5,766		$22,515

GAAP net (loss)/income per share - diluted	$(0.21)	$0.27		$(0.61)		$0.82
Amortization of acquired intangible assets	0.23	0.24		0.69		0.72
Stock compensation	0.08	0.06		0.22		0.16
Facility consolidation costs	0.04	—		0.06		—
Technology implementation	0.04	0.03		0.12		0.11
Acquisition costs	—	—		—		—
Stockholder cooperation agreement costs	—	—		0.09		—
Other	—	—		—		—
Income tax adjustments	(0.05)	(0.09)		(0.14)		(0.25)
Non-GAAP net income per share - diluted	$0.13	$0.52	(a)	$0.42	(a)	$1.57	(a)
(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2023	2022	2023	2022
GAAP net (loss)/income	$(2,863)	$3,766	$(8,188)	$11,806
Interest expense	213	68	641	167
Income tax (benefit)/expense	(125)	1,149	(98)	3,282
Depreciation and amortization	3,894	4,164	12,115	12,550
Stock compensation	1,065	920	2,900	2,336
Technology implementation	543	460	1,585	1,619
Acquisition costs	—	—	47	—
Facility consolidation costs	548	—	840	—
Stockholder cooperation agreement costs	—	—	1,177	—
Other	—	22	—	40
Non-GAAP Adjusted EBITDAS	$3,275	$10,549	$11,019	$31,800